UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 13, 2008

PFF BANCORP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-16845	95-4561623
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9337 Milliken Avenue

Rancho Cucamonga, CA 91730

(Address of Principal Executive Offices, including Zip Code)

(909) 941-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

PFF Bancorp, Inc. (“PFF Bancorp” or the “Company”) expects to report, in its Annual Report on Form 10-K for the fiscal year ended March 31, 2008, a consolidated provision for loan and lease losses of approximately $232 million for the quarter ended March 31, 2008, resulting in a consolidated net loss of approximately $204 million for the quarter.

Item 8.01 Other Events.

On June 16, 2008, the Company issued a press release announcing that it has entered into an Agreement and Plan of Merger, dated as of June 13, 2008 (the “Merger Agreement”), under which FBOP Corporation, the parent company of California National Bank, will acquire the Company. A copy of the press release announcing among other things (i) the entry into the Merger Agreement, (ii) an extension of the maturity date of the Company’s secured term loan to June 16, 2009, (iii) the filing of a Form 12b-25, Notification of Late Filing of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008 and (iv) the Company’s expected provision for loan and lease losses for the quarter ended March 31, 2008 is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information required by Item 1.01 will be filed in a separate Current Report on Form 8-K.

Important Additional Information Will be Filed with the SEC

This communication is being made in respect of the proposed business combination involving PFF Bancorp and FBOP Corporation. In connection with the proposed transaction, the Company plans to file with the Securities and Exchange Commission (the “SEC”) a proxy statement as well as other documents regarding the proposed transaction. The definitive proxy statement will be mailed to stockholders of the Company. SECURITY HOLDERS OF PFF BANCORP ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Security holders will be able to obtain free copies of the proxy statement (when available) and other documents filed with the SEC by the Company through the website maintained by the SEC at http://www.sec.gov. Free copies of the proxy statement (when available) and other documents filed with the SEC are also available on the investor relations portion of PFF Bancorp’s website at www.pffbancorp.com.

The Company and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended March 31, 2007, which was filed with the SEC on May 30, 2007, and its proxy statement for its 2007 annual meeting of stockholders, which was filed with the SEC on July 26, 2007. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Number	Exhibit

99.1	Press release, dated June 16, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2008	PFF BANCORP, INC.

/s/ Gregory C. Talbott
Gregory C. Talbott Senior Executive Vice President, Chief Operating Officer/Chief Financial Officer and Treasurer